EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Donald H. Hunter
617-878-1600

HARBOR GLOBAL COMPANY LTD. ANNOUNCES SALE OF THE COMPANY

Boston, Massachusetts, August 18, 2006. Harbor Global Company Ltd. (“Harbor Global”) (OTC BB:HRBGF) announced today that it had entered into a definitive agreement and plan of amalgamation for Isvias Trading Limited to acquire Harbor Global, in an all cash transaction at a price of $71 million. After taking into account the portion of the transaction consideration payable to Calypso Management LLC pursuant to a pre-existing management agreement between Harbor Global and Calypso, the per share amount payable for eligible shares is $11.5663. Pursuant to the definitive agreement, Harbor Global would be acquired by means of an amalgamation of Harbor Global with a wholly owned Bermuda subsidiary company of Isvias Trading Limited.

Isvias Trading Limited is a company incorporated under the laws of the Republic of Cyprus and is an indirect majority-owned subsidiary of CIT Finance Investment bank, a company incorporated under the laws of the Russian Federation (“CIT”). In connection with the definitive agreement, the Company and CIT entered into a guarantee agreement, pursuant to which CIT is guaranteeing, subject to certain conditions and exceptions, the performance of all obligations of its applicable subsidiaries in connection with the definitive agreement.

Harbor Global will be filing a Current Report on Form 8-K disclosing additional information regarding this proposed transaction.

Additional Information and Where to Find It

In connection with the proposed amalgamation and required Harbor Global shareholder approval, Harbor Global will file with the Securities and Exchange Commission (“SEC”) a proxy statement. The proxy statement will be mailed to the shareholders of Harbor Global. HARBOR GLOBAL’S SHAREHOLDERS ARE URGED TO READ HARBOR GLOBAL’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT

THE AMALGAMATION AND HARBOR GLOBAL. Investors and shareholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed with the SEC by Harbor Global may be obtained free of charge upon written request by an investor to Harbor Global Company Ltd., One Faneuil Hall Marketplace, Boston, Massachusetts 02109, Attention: Donald H. Hunter, Chief Financial Officer and Chief Operating Officer, or by calling Harbor Global at (617) 878-1600.

Participants in Solicitation

Harbor Global and its executive officers and directors and Calypso Management LLC and its members, officers and employees may be deemed to be participants in the solicitation of proxies from Harbor Global’s shareholders with respect to the proposed amalgamation. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of Harbor Global’s executive officers and directors and Calypso and Calypso’s members, officers and directors by reading the preliminary and definitive proxy statements regarding the amalgamation, which will be filed with the SEC. These documents will be available free of charge once available, at the SEC’s web site at www.sec.gov. In addition, those documents that are filed by Harbor Global with the SEC may be obtained free of charge upon written request by any shareholder of Harbor Global to Harbor Global Company Ltd., One Faneuil Hall Marketplace, Boston, Massachusetts 02109, Attention: Donald H. Hunter, Chief Financial Officer and Chief Operating Officer, or by calling Harbor Global at (617) 878-1600.

Statements in this press release regarding the proposed amalgamation and any other statements regarding Harbor Global’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of the United States federal securities laws. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the amalgamation and the other factors described in Harbor Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC and Harbor Global’s other filings with the SEC. These reports are available at www.sec.gov. Harbor Global disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.